Exhibit 10.48
UNIVERSAL HOLDINGS, INC. INCENTIVE STOCK OPTION PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
FIRST AMENDMENT
          THIS FIRST AMENDMENT TO THE NON-QUALIFIED STOCK OPTION AGREEMENTS (the “Amendment”) is entered into by and between Exterran Holdings, Inc., a Delaware corporation (the “Company”), and Stephen A. Snider (the “Employee”).
W I TN E S S E T H:
          WHEREAS, Universal Compression Holdings, Inc. previously granted to the Employee:
          (a) on December 11, 2000, an option to purchase 100,000 shares of its common stock under the Universal Compression Holdings, Inc. Incentive Stock Option Plan, as amended (the “Plan”), at an exercise price of $31.65 per share, pursuant to the terms and conditions of a Stock Option Agreement (the “2000 Agreement”) and the Plan;
          (b) on April 20, 2001, an option to purchase 100,000 shares of its common stock under the Plan at an exercise price of $33.60 per share, pursuant to the terms and conditions of a Stock Option Agreement (the “2001 Agreement”) and the Plan;
          (c) on February 19, 2002, an option to purchase 150,000 shares of its common stock under the Plan at an exercise price of $21.30 per share, pursuant to the terms and conditions of a Stock Option Agreement (the “2002 Agreement”) and the Plan;
          (d) on April 30, 2004, an option to purchase 31,675 shares of its common stock under the Plan at an exercise price of $30.07 per share, pursuant to the terms and conditions of an Incentive Stock Option Agreement (the “2004 Agreement”) and the Plan;
          (e) on March 9, 2005, an option to purchase 27,379 shares of its common stock under the Plan at an exercise price of $38.15 per share, pursuant to the terms and conditions of an Incentive Stock Option Agreement (the “2005 Agreement”) and the Plan;
          (f) on March 3, 2006, an option to purchase 127,696 shares of its common stock under the Plan at an exercise price of $43.39 per share, pursuant to the terms and conditions of an Incentive Stock Option Agreement (the “2006 Agreement”) and the Plan; and

          (g) on June 12, 2007, an option to purchase 34,667 shares of its common stock under the Plan at an exercise price of $75.265 per share, pursuant to the terms and conditions of an Incentive Stock Option Agreement (together with the 2000 Agreement, the 2001 Agreement, the 2002 Agreement, the 2004 Agreement, the 2005 Agreement and the 2006 Agreement, the “Agreements”) and the Plan; and
          WHEREAS, as of August 20, 2007, the Company assumed the sponsorship of Plan and the Compensation Committee of the Board of Directors of the Company (the “Committee”) has the authority to determine the terms and conditions of the Agreements; [Confirm that the Board has appointed the Compensation Committee as “Administrator” under the Plan.] and
          WHEREAS, the Committee has determined that the Employee’s termination of employment with the Company (other than due to death, Disability or Cause) shall constitute “retirement” under the Plan; and
          WHEREAS, the Committee and the Employee desire to amend the Agreements to make certain changes with regard to the vesting and exercise provisions of each Agreement;
          NOW, THEREFORE, effective as of October 27, 2008, each Agreement is hereby amended as follows:
     1. Section 2(b)(i) of each Agreement is hereby amended to read as follows:
     “(i) Termination due to Death, Disability or Retirement. In the event the Employee’s employment with the Company terminates on account of death or Disability (as defined in the Plan), the Option shall terminate as of the date of Employee’s termination of employment, except for the portion of the Option which is exercisable as of the date of termination of employment, which shall terminate three months following the date of Employee’s death or Disability. In the event the Employee’s employment with the Company terminates on account of retirement, the Option shall fully vest and become exercisable as of the date of termination of employment, and shall terminate on the tenth anniversary of the Grant Date.”
     2. Each Agreement shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.

          IN WITNESS WHEREOF, the parties have executed this Amendment effective as of October 27, 2008.

EXTERRAN HOLDINGS, INC.

By:

Stephen M. Pazuk
Chairman, Compensation Committee

EMPLOYEE

Stephen A. Snider

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